Exhibit 10.1


                                 AMENDMENT NO. 1

      This AMENDMENT NO. 1 (this "Amendment"), dated as of October 18, 2007, by and among GoAmerica Relay Services Corp. (formerly Acquisition 1 Corp.) ("GoAmerica"), a wholly-owned subsidiary of GoAmerica, Inc. and a Delaware corporation, and Stellar Nordia Services LLC ("Stellar"), a Nevada corporation, to the Managed Services Agreement, dated as of August 1, 2007 (the "MSA"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the MSA.

      A. Pursuant to Section 30.1 of the MSA, terms of such agreement may only be changed or modified by a writing signed by both Parties.

      B. GoAmerica and Stellar desire to amend certain  provisions in the MSA to
(a) take into account that the Effective Date may occur on or prior to December 1, 2007, January 1, 2008, February 1, 2008 and March 1, 2008 and (b) make certain other changes as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

1. Amendment to Exhibits. Exhibit B to the MSA is hereby deleted in its entirety and replaced with Exhibit A to this Amendment.

2. Transition of Certain Traffic. After the Effective Date, GoAmerica and Stellar shall cooperate to transition to a Stellar Call Center Location (or Locations) in the Philippines any IP relay traffic attributable to or arising out of the Acquisition and which is handled by an E-Performax Call Center in the Philippines pursuant to a pre-existing or post-Effective Date contract with MCI, GoAmerica or an affiliate of either company. Stellar shall use reasonable efforts to complete the transition of any such "E-Performax" traffic to one or more Philippine Call Centers within ten (10) months after the Effective Date.

3. Miscellaneous.

      3.1. No Further Amendment. This Amendment shall be limited as written and nothing herein shall be deemed to constitute a waiver or amendment of any other term, provision or condition of the MSA in any other instance than as set forth herein or prejudice any right or remedy that any party hereto may have or may in the future have under the MSA. Except as set forth herein, the terms, provisions and conditions of the MSA shall remain in full force and effect.

      3.2. Successors. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


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      3.3.  Counterparts.  This  Amendment  may  be  executed  in  one  or  more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      3.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made within such state, without regard to its conflict of law provisions.

      3.5. Captions. The section numbers and captions appearing in this Amendment and in the attached Exhibit are inserted only for the convenience of the Parties and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Amendment.

                            [Signature Page Follows]


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

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.


         Stellar Nordia Services LLC        GoAmerica Relay Services Corp.



         /s/ Bernard Durocher               /s/ Dan Luis
         --------------------               --------------------
         Authorized Signature               Authorized Signature
         Name:   Bernard Durocher           Name:   Dan Luis
         Title:  CEO                        Title:  CEO


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